                                                                    EXHIBIT 99.9


FOR IMMEDIATE RELEASE

Contact: Martha Fleming, Howard Griffith
         Fidelity Southern (404) 240-1504


                          FIDELITY SOUTHERN CORPORATION
                       REPORTS 2003 SECOND QUARTER RESULTS

         ATLANTA, GA (July 17, 2003) - Fidelity Southern Corporation ("Fidelity") (NASDAQ:LION) (Formerly Fidelity National Corporation) reported net income for the second quarter of 2003 of $1,652,000 compared to $1,283,000 for the second quarter of 2002, a 28.9% increase. Basic and diluted earnings per share for the second quarter of 2003 were $.18 compared to $.14 for the same period in 2002.

         Net income was $2,419,000 for the first half of 2003, compared to $4,152,000 for the first half of 2002, a 41.7% decrease. Basic and diluted net income per share was $.27 for the first half of 2003 compared to $.47 for the first half of 2002.

         Second quarter and year-to-date 2003 net income included the after tax income from discontinued operations of $173,000 and $78,000, respectively, compared to $484,000 and $861,000 for the comparable periods of 2002. Second quarter income from discontinued operations benefited from a $210,000 pretax gain from the sale of credit card charged off accounts.

         Income from continuing operations for the second quarter of 2003 was $1,479,000 compared to $799,000 for the second quarter of 2002, an 85.1% increase. Basic and diluted earnings per share from continuing operations for the quarter ended June 30, 2003, were $.16 compared to $.09 for 2002.

         Income from continuing operations for the first half of 2003 was $2,341,000 compared to $3,291,000 for the first half of 2002, a 28.9% decrease. Income from continuing operations in the first half of 2002 included an after-tax gain of $2,348,000 from the sale of the merchant services business. Basic and diluted earnings per share from continuing operations for the first half of 2003 were $.26 compared to $.37 for the comparable period in 2002.

         Earnings for the first half of 2002 benefited from a significant first quarter after tax gain of $2,348,000 from the sale of Fidelity's merchant services business. Excluding that gain, income from continuing operations for the first half of 2003 increased $1,398,000 or 148.3% when compared to same period in 2002. On this basis, net income increased $615,000, or 34.1%.

Fidelity Southern Corporation
First Quarter Earnings Release
April 21, 2003
Page 2



         Chairman James B. Miller, Jr. said, "Second quarter and year-to-date 2003 income from continuing operations shows steady improvements." He said these increases came primarily from increases in net interest income, improved earnings from mortgage banking activities and declines in the provision for loan losses. Mr. Miller also said significant actions taken during the second quarter better positioned Fidelity for the future. They included:

         1. Fidelity's changing its name to Fidelity Southern Corporation and its bank subsidiary name to Fidelity Bank ("the Bank") as a result of the Bank becoming a Georgia chartered state commercial bank after the close of business on May 9, 2003. As a result, the Bank is no longer subject to the regulation of, and supervision by the Office of the Comptroller of the Currency or subject to the Letter Agreement issued by the OCC.

         2. With the Federal Reserve Bank's ("FRB") authorization, the FRB Resolution restricting, among other things, the issuance of debt or the paying of dividends without prior FRB approval, being lifted on June 11, 2003.

         3. On June 26, 2003, Fidelity's issuing $15 million of variable rate trust preferred securities with an initial rate of 4.16% to enhance Fidelity's and the Bank's capital levels, and

         4. On June 28, 2003, Fidelity's calling its $15 million in 8.5% Subordinated Notes due January 31, 2006. The notes will be retired at par on July 28, 2003 and were reclassified as short-term debt. Fidelity will write off the remaining unamortized debt acquisition costs related to the notes totaling approximately $213,000 at that time.

        As of June 30, 2003, total assets were $1.047 billion compared to $1.008 billion at June 30, 2002, an increase of 3.9%. In other year-ago comparisons, total loans increased 11.0% to $852 million; deposits increased 4.0% to $859 million and shareholders' equity increased 13.8% to $72 million.

        Net interest income for the second quarter and first half of 2003 increased $691,000 and $2.1 million, or 9.2% and 14.6%, respectively, compared to the same periods in 2002. The increases in net interest income were attributable to interest-earning assets growth, as Fidelity experienced decreases in the net interest margin of 21 basis points and 5 basis points, respectively, compared to the three month and six month periods ended June 30, 2002. The net interest margin for the second quarter and for the first half of 2003 was 3.35%.

         Total interest income for the second quarter and first half of 2003 increased $286,000 and $656,000, respectively, or 2.0% and 2.3%, respectively, compared to the same periods in 2002.

Fidelity Southern Corporation
First Quarter Earnings Release
April 21, 2003
Page 3


The increases in interest income on average earning assets were attributable to interest-earning assets growth partially offset by 83 basis point and 82 basis point declines in the yield on average interest-earning assets to 5.90% and 5.96% for the respective periods in 2003 compared to the same periods in 2002.

         Interest expense for the second quarter and first half of 2003 declined $405,000 million and $1.4 million, or 6.1% and 10.1%, respectively, compared to the same periods in 2002. The declines in interest expense were primarily attributable to 78 basis point and 94 basis point declines in the cost of interest bearing liabilities for the second quarter and first six months of 2003, respectively, when compared to the same periods last year, partially offset by increases in the volume of interest-bearing liabilities.

         The second quarter and year-to-date 2003 provisions for loan losses were $800,000 and $1.8 million, respectively, compared to $937,000 and $2.2 million, respectively, for the same periods in 2002. Year-to-date net charge-offs in 2003 were $1.3 million, compared to $1.1 million in 2002, a 24.5% increase. The ratio of net charge-offs to average loans outstanding was .35% for the first half of 2003 compared to .31% for the first half of 2002. The higher provisions for loan losses in 2002 were attributable to increases in the allowance for specific commercial loans.

         Noninterest income was $3.8 million and $7.5 million, respectively, for the second quarter and first half of 2003, compared to $4.0 million and $11.8 million, respectively, for the same periods of 2001. Noninterest income for the first half of 2002 was significantly enhanced by the $3.5 million first quarter net pre-tax gain related to the sale of the merchant services business. Increases in comparative second quarter and year-to-date income from mortgage banking activities were due to significant increases in mortgage originations and sales. Declines in comparative second quarter and year-to-date income from brokerage activities were due to declines in volume. Declines in income from indirect lending activities were primarily due to reductions in loan sales, as Fidelity retained a greater percentage of its indirect automobile loan production.

         Noninterest expense was $9.0 million and $18.7 million, respectively, for the second quarter and year-to-date during 2003, compared to $9.3 million and $19.0 million for the same periods in 2002. The changes in noninterest expense were nominal, as the decline in professional and other professional services costs and the decline in furniture and equipment cost for the second quarter and the year-to-date were partially offset by increased commission expenses in 2003 related to increased mortgage loan production activity and second quarter expenses totaling approximately $181,000 related to the name change.

Fidelity Southern Corporation
First Quarter Earnings Release
April 21, 2003
Page 4


         This release contains certain forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects" or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Fidelity's assumptions. These trends and events include
         (i) changes in the interest rate environment which may reduce margins,
         (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity's market and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.

         Fidelity Southern Corporation, through its operating subsidiary, Fidelity Bank, provides a wide range of banking, mortgage and investment services through 19 branches in Atlanta, Georgia. Mortgage, construction, and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity's products and services, please visit www.FidelitySouthern.com.

                          FIDELITY SOUTHERN CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                           FOR THE QUARTERS ENDED          SIX MONTHS ENDED
(DOLLARS IN THOUSANDS)                            JUNE 30,                     JUNE 30,
                                            ---------------------       ---------------------
                                             2003          2002            2003        2002
                                            -------       -------       -------       -------
INTEREST INCOME
   LOANS, INCLUDING FEES                    $12,785       $12,645       $25,495       $25,300
   INVESTMENT SECURITIES                      1,583         1,434         3,327         2,922
   FEDERAL FUNDS SOLD                            36            37           113            76
   DEPOSITS WITH OTHER BANKS                      3             5            32            13
                                            -------       -------       -------       -------
      TOTAL INTEREST INCOME                  14,407        14,121        28,967        28,311

INTEREST EXPENSE
  DEPOSITS                                    4,937         5,262        10,120        11,399
  SHORT-TERM BORROWINGS                         359           290           445           664
  TRUST PREFERRED SECURITIES                    576           624         1,143         1,135
  OTHER LONG-TERM DEBT                          355           457           961           896
                                            -------       -------       -------       -------
      TOTAL INTEREST EXPENSE                  6,227         6,633        12,669        14,094
                                            -------       -------       -------       -------

NET INTEREST INCOME                           8,180         7,488        16,298        14,217

PROVISION FOR LOAN LOSSES                       800           937         1,800         2,201
                                            -------       -------       -------       -------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                   7,380         6,551        14,498        12,016

NONINTEREST INCOME
  SERVICE CHARGES ON DEPOSIT ACCOUNTS         1,338         1,228         2,597         2,456
  MERCHANT ACTIVITIES                            --           743          --           5,008
  MORTGAGE BANKING ACTIVITIES                   971           456         1,844           991
  BROKERAGE ACTIVITIES                           93           163           211           401
  INDIRECT LENDING ACTIVITIES                   591           649         1,151         1,453
  SECURITIES GAINS, NET                          --            32           331            95
  OTHER OPERATING INCOME                        815           682         1,389         1,430
                                            -------       -------       -------       -------
    TOTAL NONINTEREST INCOME                  3,808         3,953         7,523        11,834

NONINTEREST EXPENSE
  SALARIES AND EMPLOYEE BENEFITS              4,631         4,465         9,441         8,876
  FURNITURE AND EQUIPMENT                       683           779         1,365         1,604
  NET OCCUPANCY                                 949           882         1,934         1,719
  MERCHANT PROCESSING                            --           526            --         1,051
  COMMUNICATION EXPENSES                        371           343           779           733
  PROFESSIONAL AND OTHER SERVICES               638           944         1,828         2,067
  OTHER OPERATING EXPENSES                    1,770         1,399         3,341         2,919
                                            -------       -------       -------       -------
    TOTAL NONINTEREST EXPENSE                 9,042         9,338        18,688        18,969
                                            -------       -------       -------       -------

INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAX EXPENSE                 2,146         1,166         3,333         4,881
INCOME TAX EXPENSE                              667           367           992         1,590
                                            -------       -------       -------       -------
INCOME FROM CONTINUING OPERATIONS             1,479           799         2,341         3,291

                          FIDELITY SOUTHERN CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
                                   (UNAUDITED)


                                          FOR THE QUARTERS ENDED         SIX MONTHS ENDED
(DOLLARS IN THOUSANDS)                           JUNE 30,                    JUNE 30,
                                         ------------------------     -----------------------
                                            2003           2002          2003          2002
                                         ----------     ---------     ---------     ---------
DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS
    (NET OF INCOME TAXES OF $37, $443,
         $81 AND $249, RESPECTIVELY)            173           484            78           861
                                         ----------     ---------     ---------     ---------
NET INCOME                               $    1,652     $   1,283     $   2,419     $   4,152
                                         ==========     =========     =========     =========

EARNINGS PER SHARE FROM
    CONTINUING OPERATIONS:
        BASIC EARNINGS PER SHARE         $     0.16     $    0.09     $    0.26     $    0.37
                                         ==========     =========     =========     =========
        DILUTED EARNINGS PER SHARE       $     0.16     $    0.09     $    0.26     $    0.37
                                         ==========     =========     =========     =========

EARNINGS PER SHARE:
        BASIC EARNINGS PER SHARE         $     0.18     $    0.14     $    0.27     $    0.47
                                         ==========     =========     =========     =========
        DILUTED EARNINGS PER SHARE       $     0.18     $    0.14     $    0.27     $    0.47
                                         ==========     =========     =========     =========

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING                    8,863,154     8,840,025     8,860,955     8,810,988
                                         ==========     =========     =========     =========

                          FIDELITY SOUTHERN CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)



(DOLLARS IN THOUSANDS)                                     JUNE 30,           DECEMBER 31,          JUNE 30,
     ASSETS                                                  2003                2002                2002
                                                          -----------         -----------         -----------
CASH AND DUE FROM BANKS                                   $    27,162         $    57,483         $    27,972
FEDERAL FUNDS SOLD                                             19,513              69,455               1,875
INVESTMENTS AVAILABLE-FOR-SALE                                114,141             110,866              91,152
INVESTMENTS HELD-TO-MATURITY                                    7,051               8,888              10,482
LOANS HELD-FOR-SALE                                            74,876              35,467              53,123
LOANS                                                         776,836             754,830             714,449
ALLOWANCE FOR LOAN LOSSES                                     (10,139)             (9,665)             (6,668)
                                                          -----------         -----------         -----------
LOANS, NET                                                    766,697             745,165             707,781
PREMISES AND EQUIPMENT, NET                                    14,146              14,744              15,091
OTHER REAL ESTATE                                               1,594               2,629               3,765
NET (LIABILITIES) ASSETS OF DISCONTINUED
   OPERATIONS                                                    --                (1,189)             72,425
ACCRUED INTEREST RECEIVABLE                                     4,584               4,896               4,964
OTHER ASSETS                                                   17,215              17,957              19,143
                                                          -----------         -----------         -----------

          TOTAL ASSETS                                    $ 1,046,979         $ 1,066,361         $ 1,007,773
                                                          ===========         ===========         ===========


LIABILITIES

DEPOSITS:
    NONINTEREST BEARING DEMAND                            $   107,116         $   114,035         $   110,563
    INTEREST BEARING DEMAND/
       MONEY MARKET                                           164,054             157,652             140,820
    SAVINGS                                                   115,359             105,810              97,096
    TIME DEPOSITS, $100,000 AND OVER                          152,549             177,423             165,612
    OTHER TIME DEPOSITS                                       319,861             351,175             311,747
                                                          -----------         -----------         -----------
         TOTAL DEPOSIT LIABILITIES                            858,939             906,095             825,838

FHLB SHORT-TERM BORROWINGS                                     24,000                --                15,000
FED FUNDS PURCHASED/SECURITIES SOLD/
   OTHER SHORT-TERM BORROWINGS                                 47,656              17,326              33,260
OTHER LONG-TERM DEBT                                            1,508              40,508              41,534
TRUST PREFERRED SECURITIES                                     35,500              20,500              20,500
ACCRUED INTEREST PAYABLE                                        3,002               4,301               3,421
OTHER LIABILITIES                                               3,882               6,464               4,515
                                                          -----------         -----------         -----------
          TOTAL LIABILITIES                                   974,487             995,194             944,068

SHAREHOLDERS' EQUITY

COMMON STOCK                                                   40,409              40,335              40,282
TREASURY STOCK                                                    (69)                (69)                (69)
ACCUMULATED OTHER COMPREHENSIVE
     INCOME                                                     1,863               2,146               1,095
RETAINED EARNINGS                                              30,289              28,755              22,397
                                                          -----------         -----------         -----------
          TOTAL SHAREHOLDERS' EQUITY                           72,492              71,167              63,705
                                                          -----------         -----------         -----------

          TOTAL LIABILITIES AND SHARE-
                   HOLDERS' EQUITY                        $ 1,046,979         $ 1,066,361         $ 1,007,773
                                                          ===========         ===========         ===========

BOOK VALUE PER SHARE                                      $      8.18         $      8.04         $      7.20
                                                          ===========         ===========         ===========
SHARES OF COMMON STOCK OUTSTANDING                          8,863,847           8,855,532           8,849,875
                                                          ===========         ===========         ===========

                          FIDELITY SOUTHERN CORPORATION
                    ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                           FROM CONTINUING OPERATIONS
                                   (UNAUDITED)

(DOLLARS IN THOUSANDS)

                                                                        Six Months Ended         Year Ended
                                                                    ------------------------    -------------
                                                                    June 30,        June 30,     December 31,
                                                                     2003             2002          2002
                                                                    -------         -------     -------------
BALANCE AT BEGINNING OF PERIOD                                      $ 9,665         $ 5,532         $ 5,532
CHARGE-OFFS:
          COMMERCIAL, FINANCIAL AND AGRICULTURAL                         93            --               340
          REAL ESTATE-CONSTRUCTION                                     --                 2               2
          REAL ESTATE-MORTGAGE                                            7              36              63
          CONSUMER INSTALLMENT                                        1,468           1,347           2,647
                                                                    -------         -------         -------
             TOTAL CHARGE-OFFS                                        1,568           1,385           3,052
RECOVERIES:
          COMMERCIAL, FINANCIAL AND AGRICULTURAL                         16              --               2
          REAL ESTATE-CONSTRUCTION                                       --              --              --
          REAL ESTATE-MORTGAGE                                            3               3               3
          CONSUMER INSTALLMENT                                          223             317             513
                                                                    -------         -------         -------
             TOTAL RECOVERIES                                           242             320             518
                                                                    -------         -------         -------
NET CHARGE-OFFS                                                       1,326           1,065           2,534
PROVISION FOR LOAN LOSSES                                             1,800           2,201           6,667
                                                                    -------         -------         -------
BALANCE AT END OF PERIOD                                            $10,139         $ 6,668         $ 9,665
                                                                    =======         =======         =======


RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE
             LOANS OUTSTANDING, NET                                    0.35%           0.31%           0.36%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS                     1.31%           0.93%           1.28%





                              NONPERFORMING ASSETS
                           FROM CONTINUING OPERATIONS
                                   (UNAUDITED)



(DOLLARS IN THOUSANDS)                                             June 30,         June 30,      December 31,
                                                                     2003            2002             2002
                                                                   --------         -------       -------------
NONACCRUAL LOANS                                                    $ 3,536         $ 1,453         $ 3,756
REPOSSESSIONS                                                           736           1,562             886
OTHER REAL ESTATE                                                     1,594           3,765           2,629
                                                                    -------         -------         -------
             TOTAL NONPERFORMING ASSETS                             $ 5,866         $ 6,780         $ 7,271
                                                                    =======         =======         =======

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING                   $    --         $   757         $   334

RATIO OF PAST DUE LOANS TO TOTAL LOANS                                   --%           0.10%           0.04%
RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS
             AND REPOSSESSIONS                                         0.69%           0.88%           0.92%

                          FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                   (UNAUDITED)


                                                                              YEAR-TO-DATE
                                          -----------------------------------------------------------------------------------------
                                                            JUNE 2003                                       JUNE 2002
                                          -------------------------------------------      ----------------------------------------
                                            Average            Income/         Yield/        Average           Income/       Yield/
(dollars in thousands)                      Balance            Expense         Rate          Balance           Expense        Rate
                                          -----------        -----------       ------      -----------       -----------     ------
ASSETS
INTEREST-EARNING ASSETS :
Loans, net of unearned income
  Taxable                                 $   818,878        $    25,381        6.25%      $   733,787       $    25,271      6.94%
  Tax-exempt (1)                                4,827                175        7.31%            1,025                44      8.63%
                                          -----------        -----------                   -----------       -----------
     Total loans                              823,705             25,556        6.25%          734,812            25,315      6.94%

Investment securities
  Taxable                                     135,041              3,327        5.04%           95,299             2,922      6.13%
  Tax-exempt                                       --                 --        0.00                --                --      0.00
                                          -----------        -----------                   -----------       -----------
     Total investment securities              135,041              3,327        5.04%           95,299             2,922      6.13%

Interest-bearing deposits                       5,619                 32        1.18%            1,750                13      1.60%
Federal funds sold                             19,575                113        1.16%            9,033                76      1.70%
                                          -----------        -----------                   -----------       -----------
     Total interest-earning assets            983,940             29,028        5.96%          840,894            28,326      6.78%

Cash and due from banks                        21,516                                           24,085
Allowance for loan losses                      (9,313)                                          (7,861)
Premises and equipment, net                    14,622                                           15,584
Other real estate owned                         2,210                                            4,258
Other assets                                   20,189                                           17,531
                                          -----------                                      -----------
     Total assets                         $ 1,033,164                                      $   894,491
                                          ===========                                      ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES :
Demand deposits                           $   156,233        $       987        1.27%      $   129,868       $     1,228      1.91%
Savings deposits                              112,755              1,023        1.83%          108,575             1,448      2.69%
Time deposits                                 493,951              8,111        3.31%          464,611             9,904      4.30%
                                          -----------        -----------                   -----------       -----------
  Total interest-bearing deposits             762,939             10,121        2.67%          703,054            12,580      3.61%

Federal funds purchased                         2,014                 15        1.52%            1,934                20      2.05%
Securities sold under agreements to
  repurchase                                   22,306                126        1.14%           18,174               212      2.35%
Other short-term borrowings                    12,210                300        4.95%           16,050               490      6.16%
Long-term debt                                 49,212              2,107        8.63%           61,354             2,376      7.81%
Credit cards                                                                                   (79,006)          (1,584)
                                          -----------        -----------                   -----------       -----------
  Total interest bearing liabilities          848,681             12,669        3.01%          721,560            14,094      3.95%

NONINTEREST-BEARING :
Demand deposits                               105,797                                         104,957
Other liabilities                               7,459                                           7,667
Shareholders' equity                           71,227                                          60,307
                                          -----------                                      -----------
  Total liabilities and
     shareholders' equity                 $ 1,033,164                                     $   894,491
                                          ===========                                     ===========

Net interest income / spread                                 $    16,359        2.95%                        $    14,232      2.83%
                                                             ===========                                     ===========
Net interest margin                                                             3.35%                                         3.40%

(1) Interest income includes the effect of taxable-equivalent adjustment of $61,000 and $15,000 for the six months ended June 30, 2003 and 2002, respectively.

                          FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                   (UNAUDITED)



                                                                        FOR THE QUARTER ENDED
                                        -------------------------------------------------------------------------------------------
                                                            JUNE 2003                                       JUNE 2002
                                        ------------------------------------------------    ---------------------------------------
                                           Average         Income/            Yield/      Average           Income/         Yield/
(dollars in thousands)                     Balance         Expense             Rate       Balance           Expense          Rate
                                        -----------      -----------          -------    -----------      -----------      --------
ASSETS
INTEREST-EARNING ASSETS:
Loans, net of unearned income
  Taxable                               $   832,551      $    12,708           6.12%     $   736,904      $    12,631       6.87%
  Tax-exempt (1)                              6,922              119           6.88%           1,015               22       8.61%
                                        -----------      -----------                     -----------      -----------
     Total loans                            839,473           12,827           6.13%         737,919           12,653       7.31%

Investment securities
  Taxable                                   131,516            1,583           4.92%          93,894            1,434       6.12%
  Tax-exempt                                     --               --           0.00               --               --       0.00
                                        -----------      -----------                     -----------      -----------
     Total investment securities            131,516            1,583           4.92%          93,894            1,434       6.12%

Interest-bearing deposits                     1,281                3           1.18%           1,383                5       1.66%
Federal funds sold                           12,227               36           1.18%           8,831               37       1.69%
                                        -----------      -----------                     -----------      -----------
     Total interest-earning assets          984,497           14,449           5.90%         842,027           14,129       6.73%

Cash and due from banks                      22,478                                           24,187
Allowance for loan losses                    (8,775)                                          (8,848)
Premises and equipment, net                  14,385                                           15,361
Other real estate owned                       1,749                                            4,267
Other assets                                 18,780                                           16,975
                                        -----------                                      -----------
     Total assets                       $ 1,033,114                                      $   893,969
                                        ===========                                      ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES:
Demand deposits                         $   158,415      $       496           1.25%     $   134,944      $       644       1.91%
Savings deposits                            116,482              531           1.83%         105,847              680       2.58%
Time deposits                               483,098            3,911           3.25%         461,053            4,527       3.94%
                                        -----------      -----------                     -----------      -----------
  Total interest-bearing deposits           757,995            4,938           2.61%         701,844            5,851       3.34%

Federal funds purchased                       2,478                9           1.51%           1,000                5       2.05%
Securities sold under agreements to
  repurchase                                 26,700               79           1.19%          14,546               89       2.45%
Other short-term borrowings                  22,308              266           4.79%          15,000              227       6.07%
Long-term debt                               39,524              935           9.49%          62,474            1,196       7.68%
Credit cards                                     --               --                                          (77,674)      (735)
                                        -----------      -----------                     -----------      -----------
  Total interest bearing liabilities        849,005            6,227           2.94%         717,190            6,633       3.72%

NONINTEREST-BEARING:
Demand deposits                             104,519                                          106,845
Other liabilities                             8,219                                            8,138
Shareholders' equity                         71,371                                           61,796
                                        -----------                                      -----------
  Total liabilities and
     shareholders' equity               $ 1,033,114                                      $   893,969
                                        ===========                                      ===========

Net interest income / spread                             $     8,222           2.96%                      $     7,496       3.01%
                                                         ===========                                      ===========
Net interest margin                                                            3.35%                                        3.56%

(1) Interest income includes the effect of taxable-equivalent adjustment of $42,000 and $8,000 for the quarter ended June 30, 2003 and 2002, respectively.